                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement            [ ]   Confidential, For use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SAFEGUARD SCIENTIFICS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:
        (2)    Form, Schedule or Registration Statement No.:
        (3)    Filing Party:
        (4)    Date Filed:

                       [SAFEGUARD SCIENTIFICS, INC. LOGO]

                           800 THE SAFEGUARD BUILDING
                              435 DEVON PARK DRIVE
                              WAYNE, PA 19087-1945

                              PHONE: (610) 293-0600
                              TOLL-FREE: (877) 506-7371
                              FAX: (610) 293-0601
                AUTOMATED INVESTOR RELATIONS LINE: (888) 733-1200

                           INTERNET: www.safeguard.com

                           SAFEGUARD SCIENTIFICS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Safeguard Stockholder:

You are invited to attend the Safeguard Scientifics, Inc. 2002 Annual Meeting of Stockholders.

DATE:             May 22, 2002

TIME:             9:00 a.m. Eastern time

PLACE:            The Desmond Great Valley Hotel and Conference Center
                  One Liberty Boulevard
                  Malvern, Pennsylvania 19355
                  (610) 296-9800 or (800) 575-1776

DIRECTIONS:       Included on the last page

No admission tickets are required. For those of you unable to attend the meeting in person, we invite you to participate over the Internet through our website at http://www.safeguard.com.

Only stockholders who owned stock at the close of business on April 3, 2002, can vote at this meeting or any adjournments that may take place.

At the meeting, we will elect eight directors and attend to any other business properly presented at the meeting.

We also will report on Safeguard's 2001 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

OUR BOARD OF DIRECTORS IS A VITAL RESOURCE. MAKE YOUR VOTE COUNT! NO MATTER HOW MANY SHARES YOU HOLD, WE CONSIDER YOUR VOTE IMPORTANT AND ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE.

The proxy statement, accompanying proxy card, and 2001 annual report are being mailed to stockholders beginning April 19, 2002, in connection with the solicitation of proxies by the Board of directors.

Please contact Mona Zeehandelaar, Director, Investor Relations, with any questions or concerns.

Sincerely,

/s/ ANTHONY L. CRAIG                               /s/ DEIRDRE BLACKBURN
Anthony L. Craig                                   Deirdre Blackburn
President and Chief Executive Officer              Secretary


April 19, 2002

                             QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


Q:  WHO IS ENTITLED TO VOTE?

A: Stockholders of record as of the close of business on April 3, 2002, may vote at the annual meeting.

Q:  HOW MANY SHARES CAN VOTE?

A: On April 3, 2002, there were 119,250,200 shares issued and outstanding. Every stockholder may cast one vote for each share owned. In the election of directors, stockholders have the right of cumulative voting (described below).

Q:  WHAT MAY I VOTE ON?

A: You may vote on the election of eight directors who have been nominated to serve on our Board of directors and any other business that is properly presented at the meeting

Q:  HOW DOES THE BOARD RECOMMEND I VOTE?

A: The Board recommends a vote FOR each Board nominee. The Board requests discretionary authority to cumulate votes.

Q:  HOW DO I VOTE?

A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided. In the election of directors, if you wish to vote cumulatively, please follow the directions in the next question.

    If you sign your proxy card but do not mark any boxes showing how you wish to vote, Anthony L. Craig and N. Jeffrey Klauder will vote your shares and will cumulate your votes as recommended by the Board of directors.

Q:  WHAT DOES CUMULATIVE VOTING MEAN?

A: Cumulative voting applies only in the election of directors. It means that you may cast a number of votes equal to the number of Safeguard shares you own multiplied by the number of directors to be elected. For example, since 8 directors are standing for election at this year's annual meeting, if you hold 100 shares of Safeguard stock, you may cast 800 votes in the election of directors. You may distribute those votes among the nominees as you wish. In other words, in the example provided, you may cast all 800 votes for one nominee or allocate them among two or more nominees in any amount you like, as long as the total equals 800 votes.

    To vote cumulatively, you must

    - write the words "cumulate for" in the space provided under item 1 of the proxy card, and

    - write the name of each nominee and the number of votes to be cast for each nominee in that space.

    If you vote cumulatively, please check to be sure that the number of votes you cast adds up to the number of shares you own multiplied by 8. If the number of votes does not add up correctly, our proxy tabulator will return the proxy card to you for clarification and will not vote your shares until a properly completed proxy card has been returned to them.

Q:  WHAT IF I HOLD MY SAFEGUARD SHARES IN A BROKERAGE ACCOUNT?

A: If you hold your Safeguard shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

    1.  by telephone,
    2.  via the Internet, or
    3.  by returning the form.

    Your vote by telephone or Internet will help Safeguard save money. Remember, if you vote by telephone or Internet, do not return your voting instruction form.

                             QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:  WHAT IF I WANT TO CHANGE MY VOTE?

A: A registered stockholder may change his or her vote at any time before the meeting in any of the following three ways:

    1.  notify our corporate secretary, Deirdre Blackburn, in writing,
    2.  vote in person at the meeting, or
    3.  submit a proxy card with a later date.

    If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must deliver your change to that nominee. Also, if you wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you are a registered stockholder and wish to vote at the meeting, no additional forms will be required.

Q:  HOW WILL DIRECTORS BE ELECTED?

A: The eight nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

Q:  WHO WILL COUNT THE VOTES?

A: A representative of Mellon Investor Services, our registrar and transfer agent, will count the votes and act as the judge of election.

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares may be registered under different names or addresses. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

    Safeguard Scientifics, Inc.
    c/o Mellon Investor Services
    P. O. Box 3315
    South Hackensack, NJ 07606

    If you provide Mellon Investor Services with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

    You also can find information on transferring shares and other useful stockholder information on their web site at www.melloninvestor.com.

Q:  WHAT IS A QUORUM?

A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:  WHAT IS THE EFFECT IF I ABSTAIN OR FAIL TO GIVE INSTRUCTIONS TO MY BROKER?

A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

    Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine by the New York Stock Exchange. The election of directors is considered a routine matter. Broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is treated the same as an abstention.

                             QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:  WHO CAN ATTEND THE MEETING?

A: We encourage all stockholders to attend the meeting. Admission tickets are not required.

Q:  WHAT IF I CAN'T ATTEND THE MEETING?

A: If you are unable to attend the meeting in person, we invite you to participate over the Internet through our website at http://www.safeguard.com. Please go to our web site approximately fifteen minutes early to register and download any necessary audio software.

Q:  ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE STOCKHOLDER VOTES?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:  WHAT IS A STOCKHOLDER PROPOSAL?

A: A stockholder proposal is your recommendation or requirement that Safeguard or our Board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:  CAN ANYONE SUBMIT A  STOCKHOLDER PROPOSAL?

A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: IF I WISH TO SUBMIT A STOCKHOLDER PROPOSAL FOR THE ANNUAL MEETING IN 2003, WHAT ACTION MUST I TAKE?

A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2003, you must submit the proposal, in writing, so that we receive it no later than December 20, 2002. The proposal must meet the requirements established by the SEC. Send your proposal to:

    N. Jeffrey Klauder, Managing
    Director and General Counsel
    Safeguard Scientifics, Inc.
    800 The Safeguard Building
    435 Devon Park Drive
    Wayne, PA 19087-1945

    Our bylaws provide that only proposals included in the proxy statement may be considered at the annual meeting.

Q:  CAN A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF SAFEGUARD?

A: The Corporate Governance Committee will consider qualified candidates recommended by stockholders. You should submit your recommendation, including a detailed statement of the individual's qualifications, to:

    Corporate Governance Committee
    Safeguard Scientifics, Inc.
    800 The Safeguard Building
    435 Devon Park Drive
    Wayne, PA 19087-1945

Q:  WHO ARE SAFEGUARD'S LARGEST STOCKHOLDERS?

A: At December 31, 2001, no stockholder owned more than 5% of our stock. In the aggregate, our current directors and executive officers beneficially own a total of approximately 3% of our stock.

                              ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

Directors are elected annually and serve a one-year term. There are eight nominees for election this year. Each nominee is currently serving as a director. Each nominee has consented to serve until the next annual meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the Board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE. THE EIGHT NOMINEES WHO RECEIVE THE HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE ELECTED AS DIRECTORS.

--------------------------------------------------------------------------------
ROBERT E. KEITH, JR.                                         Director since 1996
Age 60

Mr. Keith was appointed chairman of the Board of Safeguard in October 2001, prior to which he served as vice chairman since February 1999. Mr. Keith also served as a member of the office of the chief executive of Safeguard from April 2001 to October 2001. Mr. Keith has been a managing director of TL Ventures and its predecessor funds since 1988. He has served as president since 1991, and as chief executive officer since February 1996, of Technology Leaders Management, Inc., a private equity capital management company that is a subsidiary of Safeguard. Mr. Keith is also a senior adviser to, and co-founder of, EnerTech Capital Partners, a private equity fund that targets technology companies that benefit from deregulation of the utility industry. Mr. Keith is a director of Internet Capital Group, Inc.

--------------------------------------------------------------------------------
ANTHONY L. CRAIG                                             Director since 2001
Age 56

Mr. Craig became president and chief executive officer of Safeguard in October 2001. Before joining Safeguard, Mr. Craig was chief executive officer from January 1999 to October 2001 and remains chairman of Arbinet Holdings, Inc., a leading online trading exchange for the telecommunications industry. Before Arbinet, he served as president and chief executive officer of Global Knowledge Network, a premier provider of technology learning services, from January 1997 to February 1999. Mr. Craig has also served as corporate vice president for Digital Equipment Corporation, senior vice president for Oracle Systems Corporation, and president and chief executive officer of Prime Computer. Mr. Craig has also held the positions of vice president of General Electric Company and president and chief executive officer of GE Information Services, as well as a series of executive assignments internationally at IBM Corporation. Mr. Craig is a director of CompuCom Systems, Inc.

--------------------------------------------------------------------------------
VINCENT G. BELL, JR.                                         Director since 1956
Age 76

Mr. Bell is president of Verus Corporation, a management investment firm he formed in 1987. From April 2001 to October 2001, Mr. Bell served as acting chief executive officer of Safeguard and as a member of the office of the chief executive. Before 1987, Mr. Bell was chairman of the Board and chief executive officer of Safeguard Business Systems, Inc., an information systems company.

--------------------------------------------------------------------------------
WALTER W. BUCKLEY, III                                       Director since 2000
Age 42

Mr. Buckley is a co-founder and director of, and has served as chief executive officer of, Internet Capital Group, Inc., an Internet company actively engaged in business-to-business e-commerce through a network of partner companies, since March 1996 and as chairman since December 2001. Mr. Buckley also served as president of Internet Capital Group until December 2001. Prior to co-founding Internet Capital Group, Mr. Buckley worked for Safeguard as vice president of acquisitions from 1991 to February 1996. Mr. Buckley is a director of Verticalnet, Inc.

--------------------------------------------------------------------------------
ROBERT A. FOX                                                Director since 1981
Age 72

Mr. Fox has been chairman and chief executive officer of R.A.F. Industries, Inc., a private investment company that acquires and manages a diversified group of operating companies and venture capital investments, since 1979. Mr. Fox is a trustee of the University of Pennsylvania and the Wistar Institute.

--------------------------------------------------------------------------------
JACK L. MESSMAN                                              Director since 1994
Age 62

Mr. Messman is chairman of the Board, president and chief executive officer of Novell, Inc., a leading provider of Net business solutions. Mr. Messman previously served as chief executive officer and president of Cambridge Technology Partners (Massachusetts), Inc., an e-business systems integration company, from August 1999 until its acquisition by Novell in July 2001. From April 1991 until August 1999, Mr. Messman was chairman and chief executive officer of Union Pacific Resources Group Inc., an independent oil and gas exploration and production company. From May 1988 to April 1991, Mr. Messman was chairman and chief executive officer of USPCI, Inc., Union Pacific's environmental services company. Mr. Messman is a director of RadioShack Corporation and USDATA Corporation.

--------------------------------------------------------------------------------
RUSSELL E. PALMER                                           Director since 1989
Age 67

Mr. Palmer is chairman and chief executive officer of The Palmer Group, a corporate investment firm he organized in 1990. From 1983 to June 1990, Mr. Palmer was dean of The Wharton School of the University of Pennsylvania. From 1972 to 1983, he was managing partner and chief executive officer of Touche Ross & Co. (now Deloitte & Touche). Mr. Palmer is a director of Verizon Communications, Honeywell International, Inc. and The May Department Stores Company.

--------------------------------------------------------------------------------
JOHN W. PODUSKA, SR., PH.D.                                  Director since 1987
Age 64

Dr. Poduska is an independent business consultant. From January 1992 until December 2001, he served as chairman of Advanced Visual Systems, Inc., a provider of visualization software and solutions. Before 1992, Dr. Poduska was president and chief executive officer of Stardent Computer, Inc, a computer manufacturer, from December 1989 to December 1991. From December 1985 to December 1989, Dr. Poduska was founder, chairman and chief executive officer of Stellar Computer, Inc., a computer manufacturer and the predecessor of Stardent Computer, Inc. Dr. Poduska is a director of eMerge Interactive, Inc., Novell, Inc., and Anadarko Petroleum Corporation.

--------------------------------------------------------------------------------

                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION

BOARD MEETINGS: The Board held seven meetings in 2001. Each director attended at least 75% of the total number of meetings of the Board and Committees of which he was a member.

BOARD COMPENSATION: With the exception of Mr. Keith, who receives an annual retainer of $75,000 for serving as chairman of the Board, directors employed by Safeguard or a wholly owned subsidiary receive no additional compensation, other than their normal salary, for serving on the Board or its Committees. Non-employee directors receive the following compensation:

-   $17,500 annually

-   $1,000 annually for chairing a Committee

-   $1,000 for each Board meeting attended

-   $500 for each telephonic special meeting attended

-   $500 for each Committee meeting attended

-   reimbursement of out-of-pocket expenses

Additionally, each director who is not a current executive officer of Safeguard receives a stock option to purchase shares of Safeguard common stock upon initial election to the Board. Each of these directors also generally receives subsequent annual or other service stock option grants. All grants are discretionary and may vary as to the number of shares.

Directors' options generally have an eight-year term and vest 25% each year starting on the first anniversary of the grant date. The exercise price is equal to the fair market value of a share of our common stock on the grant date.

During 2001, Mr. Bell received an option in June 2001 to purchase 100,000 shares of Safeguard common stock; Messrs. Fox and Palmer each received an option in October 2001 to purchase 10,000 shares of Safeguard common stock; and Mr. Keith received an option in June 2001 to purchase 25,000 shares of Safeguard common stock and an option in October 2001 to purchase 75,000 shares of Safeguard common stock. The options granted in June 2001 had a per share exercise price of $4.785, were fully vested on the grant date, and have a four-year term. The options granted in October 2001 had a per share exercise price of $2.115, vest 25% each year starting on the first anniversary of the grant date, and have an eight-year term. These options were granted in recognition of the significant efforts of these directors in connection with the search for a new Chief Executive Officer and the oversight of the management of Safeguard during the search.

DEFERRED COMPENSATION: Before 1989, we offered certain directors and officers a deferred compensation plan. All contributions to the plan were completed by the end of 1988. Upon retirement (or an earlier date in certain cases) or upon termination of service as a director, each participant is entitled to receive, as a level payment over 15 years or as a lump sum, an amount equal to the total credits to his account plus an investment growth factor. Mr. Bell began receiving a quarterly payment in February 1992 of $3,100, which was reduced to $3,000 in February 1994. Safeguard is the beneficiary of the life insurance contracts we purchased to cover our obligations under the plan. We expect to recover an amount equal to all benefit payments under the plan, the premium payments on the insurance contracts, and a portion of the interest earned on the use of the premium payment.

                        BOARD COMMITTEE MEMBERSHIP ROSTER

The Board of Directors has four standing Committees. The following table describes the membership of these Committees and the number of meetings held by each of these Committees.

                                                                          CORPORATE
                            AUDIT(1)   COMPENSATION(2)    EXECUTIVE(3)    GOVERNANCE
------------------------    --------   ---------------    ------------    ----------
MEETINGS HELD IN 2001          5              4                4              1
Vincent G. Bell, Jr.                                           X
Walter W. Buckley, III                        X
Anthony L. Craig                                               X              X
Robert A. Fox                                 X                               X
Robert E. Keith, Jr.                                           X*             X
Jack L. Messman                                                               X*
Russell E. Palmer              X*
John W. Poduska, Sr.           X              X*

*   Chairperson

(1) Each member of the Audit Committee qualifies as independent under the rules of the New York Stock Exchange (the "NYSE"). Mr. Bell served as a member of this Committee until May 2001. Michael Emmi and Carl Yankowski, who are not standing for re-election to the Board, will serve as members of this Committee until May 2002 at which time new members for the Audit Committee will be appointed by the Board.

(2) Messrs. Bell and Palmer served as members of this Committee until October 2001.

(3) Messrs. Fox and Palmer served as members of this Committee until October
    2001.

AUDIT COMMITTEE

- operates under a written Audit Committee Charter adopted by the Board of directors

- recommends the hiring and retention of our independent certified public accountants

- discusses the scope and results of our audit with the independent certified public accountants

- reviews with management and the independent certified public accountants the interim and year-end operating results

- considers the adequacy of our internal accounting controls and audit procedures

- reviews the non-audit services to be performed by the independent certified public accountants

COMPENSATION COMMITTEE

- assists the Board in developing and administering a system of employee long-term and short-term compensation, performance-oriented incentives, appropriate employee benefit plans and employment and retention arrangements

-   administers our equity compensation plans

- evaluates the performance of the Chief Executive Officer and senior management of Safeguard

EXECUTIVE COMMITTEE

- acts upon all Board matters with respect to the management of our business except policy matters

CORPORATE GOVERNANCE COMMITTEE

- reviews and reports to the Board on corporate governance matters, including the relationships of the Board, stockholders and management in determining our direction and performance; director compensation; Board evaluation; executive succession planning; Board retirement policies; and stockholder rights

-   recommends standards governing the selection of Board candidates

-   considers qualified Board candidates recommended by stockholders

                    STOCK OWNERSHIP OF DIRECTORS AND OFFICERS
                               AS OF APRIL 3, 2002


                                                                         SHARES
                                   OUTSTANDING                        BENEFICIALLY
                                     SHARES            OPTIONS       OWNED ASSUMING
                                  BENEFICIALLY       EXERCISABLE       EXERCISE OF    PERCENT OF
            NAME                     OWNED          WITHIN 60 DAYS       OPTIONS        SHARES
-----------------------------     ------------      --------------   --------------   ----------
Robert E. Keith, Jr.                  43,366            243,251          286,617          *
Anthony L. Craig                           0                  0                0          *
Vincent G. Bell, Jr.               1,438,704            138,250        1,576,954          1.27%
Walter W. Buckley, III                 3,000             65,626           68,626          *
Robert A. Fox                        235,875             21,375          257,250          *
Jack L. Messman                       90,000             47,250          137,250          *
Russell E. Palmer                     34,235             74,252          108,487          *
John W. Poduska, Sr.                       0             28,875           28,875          *
Christopher J. Davis                 297,852             15,000          312,852          *
N. Jeffrey Klauder                   320,125             50,000          370,125          *
Gerald A. Blitstein                   45,900            525,000          570,900          *
Jerry L. Johnson                     106,880            544,620          651,500          *
Craig J. London                       20,550             85,625          106,175          *
Warren V. Musser                     454,349          1,000,000        1,454,349          1.22%
Harry Wallaesa                       561,898          1,970,000        2,531,898          2.04%
Executive officers and
directors as a group (17
persons)                           3,968,550          4,824,124        8,836,040          7.12%

*   Less than 1% of Safeguard's outstanding shares of common stock

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

    Robert E. Keith, Jr.   Includes 900 shares held by his spouse. Mr. Keith
                           disclaims beneficial ownership of the shares held by his spouse.

    Vincent G. Bell, Jr.   Includes 337,704 shares held by a charitable
                           foundation established by Mr. Bell, 256,068 shares held by his spouse, and 300,000 shares held by two trusts.

    Warren V. Musser       Includes 191,000 shares held by a trust of which Mr.
                           Musser is a co-trustee. Safeguard has a security interest in the shares of common stock and the common stock purchase options owned by Mr. Musser, excluding the 191,000 shares held by the trust of which Mr.
                           Musser is a co-trustee.

SHARES OF SUBSIDIARY CORPORATIONS OWNED BY SAFEGUARD DIRECTORS AND OFFICERS:
CompuCom Systems, Inc. and Tangram Enterprise Solutions, Inc. are majority owned subsidiaries of Safeguard. As of April 3, 2002, all executive officers and directors of Safeguard beneficially owned approximately one percent of the shares of common stock outstanding of CompuCom Systems, Inc. and less than one percent of the shares of common stock outstanding of Tangram Enterprise Solutions, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, there were no late filings by our directors and executive officers during 2001, except for one late filing by Dr. Poduska.

                             STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on $100 invested in our common stock for the period from December 31, 1996, through December 31, 2001, with the cumulative total return on $100 invested in the Russell 2000 and the peer group index for the same period.


                               [PERFORMANCE GRAPH]

COMPARISON OF CUMULATIVE TOTAL RETURNS

                  1996      1997      1998      1999      2000      2001
Safeguard         100        99        86       513        63        33
Russell 2000      100       122       119       145       140       144
Peer Group        100       119       186       325       198       187

- The peer group consists of SIC Code 737--Computer Programming & Data Processing Services and SIC Code 5045--Computer, Peripheral Equipment and Software Wholesalers, with a 50% weighting for each SIC Code.

- Assumes reinvestment of dividends. We have not distributed cash dividends during this period. Assumes a value of zero for all rights issued in rights offerings to our stockholders and all opportunities made available to our stockholders to participate in Safeguard Subscription Programs.

-  Assumes an investment of $100 on December 31, 1996.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

Safeguard's mission is to achieve maximum returns for our stockholders by

-   acquiring and operating technology and service companies

- utilizing the resources of our corporate staff and our extensive network to meet the strategic and operational needs of our partner companies

- proactively working with our public partner companies to continue to build their value; and

- at the appropriate time, realizing the value of the companies through exit transactions, such as sales of the partner company or initial public offerings (possibly with a Safeguard Subscription Program or rights offering feature).

Our philosophy is to align the compensation of senior management and other employees with our mission and the long-term interests of our stockholders. This philosophy also helps us to

- attract and retain outstanding employees who can thrive in a competitive environment of continuous change,

- promote among our employees the economic benefits of stock ownership in Safeguard, and

- motivate and reward employees who, by their hard work, loyalty and exceptional service, make contributions of special importance to the success of our business.

RECENT DEVELOPMENTS

During 2001, in the face of management transition and market turmoil, the Compensation Committee spent a significant amount of time addressing retention and severance issues. In June and July 2001, the Committee approved retention arrangements for a number of Safeguard's employees which consisted of equity grants (in the form of restricted stock and options) and minimum severance payments in the event the employee was terminated by Safeguard.

During December 2001 and January 2002, the Committee also addressed the problems raised by a significant number of outstanding employee stock options which had exercise prices ranging from $15 to nearly $70 per share at a time when Safeguard's common stock traded at $3 per share. With the assistance and guidance of its independent compensation consultant, the Committee approved an option exchange program under which Safeguard's employees were given the opportunity to exchange outstanding options for restricted stock. The exchange ratio was based on the exercise price of the options exchanged; thus to get one share of restricted stock, the employee had to exchange two options having an exercise price of $15 to $30 per share, four options having an exercise price of $30 to $40 per share, or six options having an exercise price above $40 per share.

In addition to its normal activities, during 2002 the Compensation Committee expects to consider the advisability of adopting management stock ownership guidelines and formulating a revised director compensation program.

COMPENSATION STRUCTURE

The compensation of our executives consists of

-   base pay,

-   annual cash incentives,

-   equity grants in the form of stock options or restricted stock grants, and

-   awards under our long-term incentive plan.

BASE PAY

Base pay is established initially on the basis of subjective factors, including experience, individual achievements, and the level of responsibility assumed at Safeguard. During 2001, Safeguard did not grant any salary increases for its executive officers except in connection with promotions. During 2001, Safeguard engaged Mr. Bell, a director of Safeguard, to be Acting Chief Executive Officer pending the completion of a search for a new Chief Executive Officer. Mr. Bell was compensated through consulting fees at the rate of $5,000 per week. In October 2001, after an extensive evaluation of a number of candidates, the Board appointed Anthony Craig to the position of Chief Executive Officer at an annual salary of $500,000.

ANNUAL CASH INCENTIVES

Annual cash incentives are intended to motivate executives to achieve and exceed annual corporate performance targets and strategic objectives. Our primary objectives are to create or increase the value of our public and private partner companies, capitalize on the value derived from our relationship with our private equity funds, and acquire interests in new partner companies which, through the application of our resources and talents, have the potential to achieve a significant appreciation in value. We measure our success by the market price of our stock, the financial condition and operations of our company, the operating performance and market value of our partner companies, and the successful completion of liquidity events involving our partner companies (which may be through divestitures in company sale transactions or through IPOs). Specific annual financial and strategic objectives may include

-   positioning Safeguard to capitalize on emerging technology trends,

-   developing and refining Safeguard's strategy and infrastructure,

- improving Safeguard's cash flow and generating funds sufficient to implement Safeguard's strategy,

-   adding new partner companies consistent with our strategy and capital model,

- strengthening our capacity and increasing our management and operational skills to support the growth of our partner companies,

- strengthening a partner company's management/marketing team and working with our partner companies to develop distribution channel partners,

-   building strategic alliances,

-   helping our partner companies grow through acquisitions, and

-   creating increased stockholder value.

At the beginning of each bonus period (which may be a period of six months or a year), the Committee sets target levels of executive cash incentives based on a percentage of base salary and the executive's ability to impact Safeguard's performance and establishes management objectives for the bonus period which are communicated to bonus plan participants.

At the end of each bonus period, the Committee reviews the level of achievement of the financial and strategic objectives established for that period and individual performance. Cash incentives are paid based on a percentage of target amounts and may exceed target amounts when, in the judgment of the Committee, performance levels are deemed to be superior.

2001 CASH INCENTIVES. Mr. Bell was awarded a cash bonus of $130,000 for his services as Acting Chief Executive Officer from April to October 2001. Mr. Craig was awarded a bonus of $250,000 in connection with his assuming the position of Chief Executive Officer and President of Safeguard in October 2001. Certain retention cash bonuses were paid pursuant to the terms of retention agreements made in 2000 for which the service period requirements had been fulfilled. Other than these incentives, the Committee did not award discretionary cash incentives for 2001 to persons who were executive officers of Safeguard at the time that bonuses were considered.

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

Stock options and restricted stock awards align the interests of executives and employees with the long-term interests of our stockholders and motivate executives and employees to remain in our employ. The Committee awards stock options and restricted stock based on a number of factors, including

-   the need to create retention incentives in key personnel,

- the desire to align the executive's incentive compensation with the interests of Safeguard's stockholders,

-   the achievement of financial and strategic objectives,

- an individual's contributions in providing strategic leadership and oversight for Safeguard and our partner companies,

- the amount and term of unvested options and restricted stock awards already held by each individual and the price of Safeguard's common stock at the time that grants are considered.

2001 STOCK OPTION AND RESTRICTED STOCK AWARDS. During 2001, the Committee granted stock options to certain new employees and awarded stock options and restricted stock to certain executives and key management personnel in connection with retention agreements entered into with those individuals. The number of options or shares of restricted stock granted was based on each person's responsibilities and the goal of obtaining a target potential value of unvested equity incentives to motivate and retain the executive.

OPTION EXCHANGE PROGRAM. In December 2001, the Committee approved a program to exchange certain stock options for shares of restricted stock. The exchange program was designed to restore the incentive and retentive value of the equity compensation awards held by Safeguard's employees. The main purpose of Safeguard's equity compensation plan is to assist Safeguard in attracting, retaining, and motivating capable officers and employees. Awards under the equity compensation plan encourage plan participants to contribute materially to Safeguard's growth, thereby benefiting the stockholders, and align the economic interests of the plan participants with those of Safeguard's stockholders.

The Committee determined that the large differential between the exercise price of a significant number of the outstanding options in December 2001 and the then current market price of Safeguard's common stock significantly reduced the benefits Safeguard expected to realize in connection with its equity compensation plans. Many of Safeguard's key personnel were recruited during a period when the stock was trading at a significantly higher price than the December 2001 market value, and none of the outstanding stock options held by existing employees, other than the options granted in October 2001 to Mr. Craig, were in the money. Based on the Committee's review of the analysis prepared by an independent compensation consultant, the Committee determined that the options with an exercise price in excess of $15 per share had lost nearly all of their retentive and motivational effect and that the exchange program was a necessary tool to retain key employees and management staff.

Under the exchange program, each employee with an outstanding stock option with an exercise price in excess of $15.00 per share was offered the opportunity to exchange the options for shares of restricted stock. Each option with an exercise price of $15.00 to $29.99 was exchanged for one-half share of restricted stock; each option with an exercise price of $30.00 to $40.00 was exchanged for one-quarter share of restricted stock; and each option with an exercise price greater than $40.00 was exchanged for one-sixth share of restricted stock. The shares of restricted stock were issued on January 22, 2002, and vest on the later of July 22, 2002, or the date on which the unvested eligible option exchanged for the restricted shares would have vested. Vesting will be accelerated upon a change of control. Until the restricted stock vests, the shares are generally subject to forfeiture in the event an employee leaves Safeguard for a reason other than a termination for cause. Safeguard will record a non-cash compensation expense as the restricted stock vests based on the stock's value on January 22, 2002.

A total of 2,038,071 outstanding options were exchanged, including 397,500 options held by persons who are currently executive officers, and Safeguard issued 537,878 restricted shares.

LONG-TERM INCENTIVE PLAN

Our long-term incentive plan supports our strategy of completing IPOs with Safeguard Subscription Programs to our stockholders since the plan permits participants to share directly in the growth of our partner companies. This growth benefits our stockholders in two ways--indirectly, by increasing the value of Safeguard's holdings in the partner companies, and directly, by increasing the value of the stock acquired by our stockholders through IPOs with Safeguard Subscription Programs.

Each year, Safeguard has allocated a portion of the equity interests acquired during the year for the benefit of the participants in the long-term incentive plan. The plan permits the Committee to award grants in the form of interests in limited partnerships established by Safeguard to hold the equity interests acquired by Safeguard in a given year.

Grants are subject to vesting over a period of four years and generally to the condition that Safeguard's equity holdings must double in value before the participants can receive their equity participation. Partnership interests are generally paid out in stock of the partner company after a fixed period of years. The Committee can accelerate vesting and payout upon the attainment of the threshold value. Restricted stock awards are subject to certain restrictions and are held in escrow until the attainment of the established threshold levels. Share units are payable in cash or in stock of the partner company after a fixed period of years, subject to acceleration by the Committee if the threshold levels are achieved.

2001 LONG-TERM INCENTIVE GRANTS. In November 2000, the Committee approved the acquisition of partnership interests by executives and key employees in limited partnerships that were established to hold all equity interests acquired by Safeguard during 2001 in new and existing partner companies. These limited partnership interests provided the participants, as a group, with the opportunity to receive distributions of up to a total of 15% of the equity interests held by each limited partnership if the value of the interest exceeds the established thresholds. Distributions generally will be made in five years, unless accelerated by the Committee. The partnership interests were allocated to the participants based primarily on their positions at Safeguard.

In December 2001 the Compensation Committee and its independent compensation consultant reviewed Safeguard's equity incentive plans and the long-term incentive plan. The Compensation Committee determined that it would not implement the long-term incentive plan arrangements for 2002 and would instead focus on pursuing long-term incentive and retention goals through the use of equity grants in the form of grants of Safeguard stock options and restricted stock.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION.

Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct in any taxable year compensation paid to any of the individuals named in the Summary Compensation Table in excess of one million dollars that is not "performance-based." To qualify as "performance-based" compensation, the Committee's discretion to grant incentive awards must be strictly limited. Grants of stock options and SARs under our plans generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as, and performance units may not qualify as, "performance-based compensation." The Committee believes that the benefit of retaining the ability to exercise discretion under Safeguard's incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the Committee does not currently plan to take any action to qualify any of the incentive compensation plans under section 162(m).

Submitted by the Compensation Committee:

Walter W. Buckley, III
Robert A. Fox
John W. Poduska, Sr.
Vincent G. Bell, Jr.*
Russell E. Palmer*
--------
*Former member of the Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Walter Buckley, a member of our Compensation Committee, is an executive officer, director and stockholder of Internet Capital Group. Warren Musser and Robert Keith, members of our Board of Directors, are also members of the Board of Directors of Internet Capital Group.

Warren Musser, served on the Management Resource Committee (which performed the function of a Compensation Committee) of the Board of Cambridge Technology Partners (Massachusetts), Inc., a Safeguard partner company until its acquisition by Novell, Inc. in July 2001. Jack Messman, who serves on our Board, was the chief executive officer of Cambridge Technology Partners.

                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
                            2001 ANNUAL COMPENSATION

                                                                                    LONG TERM COMPENSATION
                                                                           -------------------------------------
                                       ANNUAL COMPENSATION                          AWARDS              PAYOUTS
                          ----------------------------------------------   --------------------------  ---------
                                                                OTHER                     SECURITIES     LONG
                                                                ANNUAL     RESTRICTED     UNDERLYING     TERM
                                                                COMPEN-       STOCK        OPTIONS/    INCENTIVE      ALL OTHER
                                    SALARY        BONUS         SATION       AWARD(S)        SARS       PAYOUTS      COMPENSATION
 NAME AND POSITION        YEAR      ($)(1)        ($)(2)        ($)(3)        ($)(4)          (#)         ($)           ($)(5)
----------------------    ----    ----------    ----------    ----------   -----------    ----------   ----------   -------------
                                                 MEMBERS OF CURRENT EXECUTIVE TEAM

Anthony L. Craig,         2001    $  104,167    $  250,000         --               --     1,000,000            --    $       70
President and Chief
Executive Officer(6)

Christopher J. Davis,     2001    $  277,174    $       --         --       $  274,754       100,000            --    $   15,566
Managing Director and
Chief Financial
Officer(6)

N. Jeffrey Klauder,       2001    $  317,844    $  375,000         --       $  654,500       250,000    $       --    $   16,856
Managing Director         2000       198,153       705,000         --               --       425,000        14,033        18,159
and General Counsel(6)


                                                  FORMER MEMBERS OF EXECUTIVE TEAM


Warren V. Musser,         2001    $  486,980    $  663,000         --               --            --    $       --    $   23,909
Former Chairman of        2000       430,000     1,130,000         --               --     1,000,000        36,032        22,144
the Board and Chief       1999       413,731       827,500     53,920               --            --            --        12,000
Executive Officer(7)


Vincent G. Bell, Jr.,     2001    $  145,500    $  130,000         --               --       100,000    $       --    $       --
Former Acting
Chief Executive
Officer (7)

Harry Wallaesa,           2001    $  327,036    $       --         --               --            --    $       --    $2,064,956
Former President          2000       400,000     1,260,000         --               --       380,000       909,126        13,645
and Chief Operating       1999       330,770     1,386,176         --               --     1,590,000            --        10,970
Officer(7)

Gerald A. Blitstein,      2001    $  237,164    $       --    505,189       $       --            --    $       --    $1,570,505
Former Executive Vice     2000       248,076       905,000    141,435        3,434,250       525,000        14,033        12,382
President and Chief
Financial Officer(7)

Jerry L. Johnson,         2001    $  318,036    $       --         --       $  329,600       100,000    $  103,999    $  807,076
Former Executive          2000       310,000       217,000         --               --       200,000     1,320,961        21,362
Vice President(7)         1999       283,462       416,469         --               --        60,000       905,722        19,896

Craig J. London,          2001    $  282,063    $   82,500         --       $  197,600        75,000    $       --    $   16,681
Former Managing
Director, Technology
Products(6)(7)

NOTES TO ANNUAL COMPENSATION TABLE:

(1) Includes compensation that has been deferred by the named officers under voluntary savings plans. In addition to the compensation disclosed for acting as an executive officer, Mr. Bell received fees of $24,500 for acting as a director of Safeguard during 2001.

(2) No member of the current executive team received a discretionary bonus for 2001. For Mr. Craig, this amount represents a signing bonus. For Mr. Klauder, this amount includes retention bonus payments of $375,000 in each of January 2001 and January 2002 that were authorized by the Compensation Committee in 2000, subject to continued employment. For Mr. Musser, this amount includes retention bonus payments of $500,000 in each of January 2001 and January 2002 that were authorized by the Compensation Committee in 2000, subject to continued employment.

(3) Mr. Musser used Safeguard's plane and charter aircraft from time to time for personal use as a result of determination by the Board of directors in 1997 requiring him to travel on Safeguard's plane instead of commercial aircraft whenever possible for safety reasons. In the case of Mr. Blitstein, the amount disclosed as other annual compensation includes relocation expenses of approximately $499,000.

(4) Includes the value of shares of restricted stock issued on January 22, 2002, in exchange for stock options having an exercise price of more than $15 per share. The restricted shares held by each of the named executive officers vest as follows: Mr. Davis: 12,500 on January 16, 2002; 12,500 on June 1, 2002; 5,314 on July 22, 2002; 2,812 on July 28, 2002; 834 on March 31, 2003;
    417 on April 12, 2003; 25,000 on June 1, 2003; 2,813 on July 28, 2003; 833
    on March 31, 2004; 416 on April 12, 2004; and 2,812 on July 28, 2004; Mr.
    Klauder: 25,000 on January 16, 2002; 25,000 on June 1, 2002; 23,438 on July
    22, 2002; 4,687 on July 28, 2002; 9,375 on April 17, 2003; 50,000 on June 1,
    2003; 4,688 on July 28, 2003; 9,375 on April 17, 2004 and 4,687 on July 28,
    2004; Mr. Johnson: 78,750 shares on January 4, 2002; Mr. London: 7,500 on January 16, 2002; 7,500 on June 1, 2002; 4,845 on July 22, 2002; 781 on July
    28, 2002; 1,562 on September 29, 2002; 1,250 on December 15, 2002; 15,000 on
    June 1, 2003; 781 on July 28, 2003; 1,563 on September 29, 2003; 1,250 on
    December 15, 2003; 781 on July 28, 2004; and 1,562 on September 29, 2004.
    Mr. London's shares of restricted stock that vested after July 22, 2002 were forfeited. At December 31, 2001, the value of restricted shares issued to Messrs. Davis, Klauder, Johnson and London prior to December 31, 2001, was $176,500, $353,000, $176,000, and $105,900, respectively. Vesting of the restricted shares may be accelerated upon death, permanent disability, retirement, termination of an executive's employment without cause, or a change in control. Restricted stock will receive the same dividends paid to all stockholders.

(5) For 2001, all other compensation includes the following amounts:

                                         Company
                                          Match
                          Retirement    Voluntary     Group Life         Life
                             Plan        Savings       Insurance       Insurance      Severance
            Name          Contribution    Plan      Imputed Income   Premiums Paid     Payments
------------------------- ------------  ---------   --------------   -------------   ----------
Anthony L. Craig            $   --        $   --        $    70         $   --       $       --
Christopher J. Davis        $5,950        $6,800        $   409         $2,407       $       --
N. Jeffrey Klauder          $5,950        $6,800        $   482         $3,624       $       --
Warren V. Musser            $5,950        $6,800        $10,802         $  357       $       --
Harry Wallaesa              $   --        $6,800        $ 2,477         $4,910       $2,050,769
Gerald A. Blitstein         $   --        $6,800        $   153         $5,050       $1,308,500
Jerry L. Johnson            $5,950        $6,800        $   740         $3,086       $  790,500
Craig J. London             $5,950        $6,800        $ 1,197         $2,734       $       --

    For Mr. Blitstein, all other compensation also includes consulting fees in the amount of $250,002. Mr. Johnson's severance was paid in 2002.

(6) Mr. Craig joined Safeguard in October 2001; Mr. Klauder joined Safeguard in April 2000; Messrs. Davis and London became executive officers of Safeguard in August 2001 and December 2001, respectively.

(7) Messrs. Musser, Wallaesa, Blitstein, Johnson and London served as executive officers of Safeguard until April 2001, October 2001, August 2001, January 2002, and March 2002, respectively. Mr. Bell served as acting chief executive officer from April 2001 until October 2001.

                            2001 STOCK OPTION GRANTS

                                                                                     POTENTIAL REALIZABLE
                                                                                            VALUE
                                                                                      AT ASSUMED ANNUAL
                                                                                     RATES OF STOCK PRICE
                                                                                         APPRECIATION
                           INDIVIDUAL GRANTS                                          FOR OPTION TERM(1)
-----------------------------------------------------------------------------    --------------------------
                                     % OF TOTAL
                       NUMBER OF      OPTIONS/
                       SECURITIES       SARS
                       UNDERLYING    GRANTED TO
                        OPTIONS/      EMPLOYEES     EXERCISE OR
                          SARS        IN FISCAL     BASE PRICE     EXPIRATION        5%             10%
        NAME         GRANTED(#)(2)      YEAR        ($/SH)(3)         DATE           ($)            ($)
-------------------- -------------   ----------     -----------    ----------    ----------      ----------
                                    MEMBERS OF CURRENT EXECUTIVE TEAM

Anthony L. Craig      1,000,000         41.7%         $ 2.115      10/12/09      $1,009,818      $2,418,690
Christopher J. Davis     75,000          3.1%         $ 4.785       6/19/09      $  171,347      $  410,405
                         25,000          1.0%         $ 3.505       8/28/09      $   41,837      $  100,207
N. Jeffrey Klauder      250,000         10.4%         $ 4.430       7/10/09      $  528,782      $1,266,525

                                    FORMER MEMBERS OF EXECUTIVE TEAM

Warren V. Musser              0           --               --            --              --              --
Vincent G. Bell, Jr.    100,000(4)       4.2%         $ 4.785       6/19/05      $  103,120      $  222,072
Harry Wallaesa                0           --               --            --              --              --
Gerald A. Blitstein           0           --               --            --              --              --
Jerry L. Johnson        100,000(4)       4.2%         $ 4.430       7/10/09      $  211,513      $  506,610
Craig J. London          75,000          3.1%         $ 4.785       6/19/09      $  171,347      $  410,405




    (1) These values assume that the shares appreciate from the market price on the grant date (which may be significantly in excess of the current market price) at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of future stock price growth of Safeguard. Executives will not benefit unless the common stock price increases above the stock option exercise price.

    (2) Unless otherwise disclosed, the options have an eight-year term and vest 25% each year commencing on the first anniversary of the grant. Upon death, disability, change of control, termination of employment without cause, or retirement on or after an individual's 65th birthday, the options will become fully vested on the date of the event. Certain of the options reported in the above table may be exercised at any time. If an executive exercises unvested options and his employment is terminated for any reason other than cause, we may repurchase the unvested shares at the exercise price. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker), or such other method as the Compensation Committee may approve. The Compensation Committee may modify the terms of outstanding options, including acceleration of the exercise date.

    (3) All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.

    (4) The option granted to Mr. Bell was fully vested at grant and has a four-year term. The option granted to Mr. Johnson became fully vested in January 2002 in connection with his termination of employment.

          2001 STOCK OPTION EXERCISES AND YEAR-END STOCK OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                          SHARES                              OPTIONS/SARs                 OPTIONS/SARs
                         ACQUIRED                        AT FISCAL YEAR-END(#)(1)    AT FISCAL YEAR-END($)(2)
                           ON          VALUE        -----------------------------   --------------------------
        NAME           EXERCISE(#)  REALIZED($)     EXERCISABLE     UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
--------------------   -----------  -----------     -----------     -------------   -----------  -------------
                                          MEMBERS OF CURRENT EXECUTIVE TEAM

Anthony L. Craig            0           --                   0        1,000,000        $0        $1,415,000
Christopher J. Davis        0           --              33,750          201,250        $0        $      625
N. Jeffrey Klauder          0           --             106,250          568,750        $0        $        0

                                          FORMER MEMBERS OF EXECUTIVE TEAM

Warren V. Musser            0           --           1,000,000                0        $0        $        0
Vincent G. Bell, Jr.        0           --             138,250           23,250        $0        $        0
Harry Wallaesa              0           --           1,970,000                0        $0        $        0
Gerald A. Blitstein         0           --             525,000                0        $0        $        0
Jerry L. Johnson            0           --             384,620          295,000        $0        $        0
Craig J. London             0           --              84,375          208,125        $0        $        0

(1) The number of options reported in the table includes for Messrs. Davis, Klauder, Johnson and London an aggregate of 75,000 shares (18,750 of which were exercisable), 225,000 shares (56,250 of which were exercisable), 135,000 shares (48,750 of which were exercisable), and 55,000 shares (21,250 of which were exercisable), respectively, in connection with stock options that were canceled in January 2002 in exchange for shares of restricted stock.

(2) Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The year-end stock price was $3.53 per share.

                          10-YEAR OPTION/SAR REPRICINGS

                                  NUMBER OF                                                 LENGTH OF
                                  SECURITIES   MARKET PRICE    EXERCISE     NEW EXERCISE    ORIGINAL
                                  UNDERLYING   OF STOCK AT   PRICE AT TIME     PRICE       OPTION TERM
                                 OPTIONS/SARs    TIME OF     OF REPRICING    ($)(1)        REMAINING AT
                                 REPRICED OR   REPRICING OR       OR        [NUMBER OF        DATE OF
                                   AMENDED      AMENDMENT      AMENDMENT    RESTRICTED      REPRICING OR
       NAME              DATE        (#)           ($)            ($)        SHARES]         AMENDMENT

--------------------    ------   ------------  ------------  -------------  ------------   -------------
                                      MEMBERS OF CURRENT EXECUTIVE TEAM


Anthony L. Craig,            --         --           --             --             --            --
President and Chief
Executive Officer

Christopher J.          1/22/02     45,000       $ 3.76      $ 30.4688         11,250      6.52 years
Davis, Managing
Director and Chief                  10,000       $ 3.76      $ 50.0313          1,667      6.22 years
Financial Officer                   20,000       $ 3.76      $ 67.4375          3,334      6.19 years

N. Jeffrey Klauder,     1/22/02     75,000       $ 3.76      $ 30.4688         18,750      6.52 years
Managing Director
and General
Counsel                            150,000       $ 3.76      $ 32.5000         37,500      6.24 years

                                      FORMER MEMBERS OF EXECUTIVE TEAM

Warren V. Musser,            --         --           --             --             --            --
Former Chairman of
the Board and Chief
Executive Officer

Vincent G. Bell, Jr.,        --         --           --             --             --            --
Former Acting Chief
Executive Officer

Harry Wallaesa,              --         --           --             --             --            --
Former President
and Chief Operating
Officer

Gerald A. Blitstein,         --         --           --             --             --            --
Former Executive
Vice President and
Chief Financial
Officer

Jerry L. Johnson,       1/22/02     75,000       $ 3.76      $ 30.4688        18,750       6.52 years
Former Executive
Vice President                      60,000       $ 3.76      $ 45.4687        10,000       5.90 years

Craig J. London,        1/22/02     12,500       $ 3.76      $ 20.0000         6,250       6.69 years
Former Managing
Director,                           12,500       $ 3.76      $ 30.4688         3,125       6.52 years
Technology Products                 30,000       $ 3.76      $ 45.4687         5,000       5.90 years

(1) In January 2002, the individuals named in this table exchanged stock options having an exercise price of more than $15 per share previously granted under our equity compensation plans for shares of restricted stock. The numbers in this column represent the number of shares of restricted stock issued upon cancellation of the respective option. Each option with an exercise price of $15.00 to $29.99 was exchanged for one-half share of restricted stock; each option with an exercise price of $30.00 to $40.00 was exchanged for one-quarter share of restricted stock; and each option with an exercise price greater than $40.00 was exchanged for one-sixth share of restricted stock. The shares of restricted stock vest on the later of July 22, 2002, or the date on which the unvested eligible option exchanged for the restricted shares would have vested.

                            LONG-TERM INCENTIVE PLAN

        Beginning in 1997, we established one or more limited partnerships to hold all acquisitions approved and made by Safeguard during any given year. Under our long-term incentive plan, participants may purchase interests in these limited partnerships. We allocated up to a 15% interest for purchase by the participants for 2001. Safeguard, through a wholly owned subsidiary acting as the general partner of each partnership, retains approximately an 85% interest in the partnerships established for 2001. Partnership interests vest 25% each year, generally starting on July 1 in the year following the acquisition. The Compensation Committee has the authority to accelerate vesting. A partnership will generally distribute the securities it holds to its partners after five to ten years, but may distribute securities earlier if the company has completed an IPO or has been sold. We must receive two times the cost of the equity securities of a company and repayment of any loans to the company before the limited partners receive any of the securities of the company. If that threshold is met, the limited partners will receive distributions of approximately 15% of the equity securities of the company. The percentages allocated during 2001 to each named executive officer in each partnership are included in the following table.

        In December 2001, the Compensation Committee determined not to grant any long-term incentive plan participations for 2002.

                         NAME                           PERCENTAGE INTEREST
                         ----                           -------------------
       Anthony L. Craig                                          1.000%
       Christopher J. Davis                                      0.750%
       N. Jeffrey Klauder                                        0.750%
       Warren V. Musser                                          1.850%
       Vincent G. Bell, Jr.                                      --
       Harry Wallaesa                                            --
       Gerald A. Blitstein                                       --
       Jerry L. Johnson                                          --
       Craig J. London                                           --

EMPLOYMENT CONTRACTS; SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

At the time he joined Safeguard, we entered into an agreement with Mr. Craig providing for, among other things, a base salary of $500,000 per year and a grant of 1,000,000 options at a price per share of $2.115, the fair market value on the date of grant. We also agreed to pay up to $220,000 of Mr. Craig's relocation costs and afford him the right to use an equity membership in a country club. The agreement also provides that we will pay him 1.5 times his annual base salary plus his annual target bonus (100% of base salary) if his employment is terminated without cause or if he terminates his employment for good reason. The multiplier of base salary plus target bonus for purposes of determining his severance payment increases to 2 if the termination occurs after two years and to 3 if his termination of employment occurs after three years. In the event of his termination of employment without cause or for good reason, we also agreed to vest all of his unvested stock options, extend the expiration date for option exercises until three years from his termination of employment, and pay his COBRA premiums for insurance benefits for up to 36 months and up to $20,000 for outplacement services or office space which Mr. Craig secures.

We entered into retention agreements with each of our four managing directors that provide for a payment equal to 1.5 times the sum of the annual base salary plus and annual target bonus if an individual's employment is terminated without cause or if the individual terminates his employment for good reason prior to the second anniversary of the date of the retention agreement. The retention agreements also provide that upon the occurrence of such an event, we will vest a portion of all unvested stock options and 50% of all unvested restricted stock grants held by the executive, extend the expiration date for option exercises until one year from the executive's termination of employment, and pay COBRA premiums for insurance benefits for up to 18 months and up to $20,000 for outplacement services or office space which the executive secures.

In October 2001, we entered into an agreement with Mr. Musser providing for annual payments of $650,000 per year for life.

Effective August 28, 2001, we entered into an agreement with Gerald Blitstein in connection with his separation from Safeguard's employment. Mr. Blitstein's separation agreement provided for a lump sum payment in the amount of $1,308,500. Additionally, Mr. Blitstein agreed to be available to us for consulting services for a six-month period for a base amount of $41,667 per month. In consideration of Mr. Blitstein's execution of this separation agreement, we also agreed to accelerate the vesting of all unvested stock options held by Mr. Blitstein, extend the expiration date for option exercises until three years from his termination of employment, pay his COBRA premiums for insurance benefits for up to 18 months, and reimburse him for reasonable relocation expenses, including any loss and expense on the sale of his current Philadelphia residence, if he chooses to relocate to New York and lists his Philadelphia property for sale before December 31, 2002.

In accordance with the terms of his retention agreement, Mr. Wallaesa received a lump sum payment in the amount of $2,050,769 in connection with his separation from Safeguard's employment on October 12, 2001. We also accelerated the vesting of all unvested stock options held by Mr. Wallaesa, extended the expiration date for option exercises until three years from his termination of employment, and agreed to pay his COBRA premiums for insurance benefits for up to 24 months and up to $25,000 for outplacement services or office space which Mr. Wallaesa secures. We also agreed that if Mr. Wallaesa complies with all terms of the release, on January 15, 2003, we will forgive his indebtedness to us in the amount of $111,714 as of March 20, 2002, together with all interest which accrues until January 15, 2003, in exchange for his transfer to us of 20,000 shares of common stock of eMerge Interactive, Inc. held by him.

RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT AND OTHERS

We entered into a consulting agreement with Mr. Bell to serve as our acting chief executive officer commencing in April 2001. Under that consulting agreement, we paid Mr. Bell $5,000 per week during his tenure and a performance bonus in March 2002 in the amount of $130,000. We also granted him a stock option to purchase 100,000 shares of our stock, which was fully vested at grant and has a term of four years. Mr. Bell served as our acting chief executive officer until October 12, 2001.

In connection with various restricted stock awards made under our long-term incentive plan, in prior years we loaned each recipient an amount equal to the related income taxes on each award. Each of the loans is a full-recourse loan secured by a pledge of the restricted shares. The interest rates and due dates on each loan are as follows:

                      Interest
   Date of Loan          Rate         Due Date
--------------------  -----------   ------------
     11/3/99               5.57%       2/28/02
     12/1/99               5.74%       2/28/02
      2/3/00               6.20%       2/28/02
      4/6/00               6.46%        5/6/02

The following table shows the largest aggregate loan amounts outstanding in connection with these tax loans for each executive officer who owed us in excess of $60,000 since January 1, 2001, and the aggregate amounts outstanding at March 20, 2002:

                       Largest
                       Balance
                        Since      Balance at
       Name            1/1/01        3/20/02
       ----          -----------  ------------
Harry Wallaesa          $111,714     $111,714
Craig London            $ 62,500     $      0

In May 2001, we entered into a financial restructuring agreement with Mr. Musser under which we loaned Mr. Musser $26.5 million to repay in full his margin loans which were guaranteed by Safeguard and to pay certain tax obligations and expenses. The loan bears interest at an annual rate of 7% and is payable on demand at any time after January 1, 2003. Mr. Musser granted Safeguard security interests in securities and real estate as collateral. Until April 30, 2006, we will have recourse only against the collateral. After April 30, 2006, we will have recourse against Mr. Musser personally, except with respect to certain ongoing compensation to be received by Mr. Musser. We have the right to sell the collateral at any time and apply the net after-tax proceeds from the sales of collateral against amounts outstanding on the loan. The outstanding balance of the loan at March 20, 2002, was approximately $24.0 million. There can be no assurance that the proceeds realized by Safeguard from dispositions of the collateral will be sufficient to repay the loan in full. The arrangements with Mr. Musser were approved by the Board of Directors of Safeguard or a special Committee thereof, with Mr. Musser recusing himself from the proceedings.

During 2001, MegaSystems, Inc. was merged into Pacific Title and Arts Studio, Inc. ("PTA") in a transaction in which each holder of MegaSystems equity received equity in PTA. Prior to the merger Safeguard owned approximately 59% of PTA and 50% of MegaSystems. After the merger and the conversion of debt held by Safeguard into equity, Safeguard owns approximately 84% of the combined company. At the time of the merger, the chief executive officer of MegaSystems was Mr. Musser's spouse, Hillary Grinker Musser. At the time of the merger, Mrs. Musser resigned as an employee of MegaSystems, received a one-time $50,000 consulting payment, and her 10% equity stake in MegaSystems was converted in the merger into a 2% equity stake in PTA.

As part of our business, we participate in the management of private equity funds.

Robert Keith, chairman of our Board of directors, is the president and CEO of TL Ventures, the management company for TL Ventures III, TL Ventures IV, and TL Ventures V, and the chairman of the management companies for EnerTech Capital Partners and EnerTech Capital Partners II. Mr. Keith and Safeguard are partners of the general partners of the TL Ventures and EnerTech Capital Partners funds, and they participate in the profits of these private equity funds. TL Ventures receives management fees from the TL Ventures funds and indirectly from EnerTech. During 2001, Safeguard paid to TL Ventures management fees of approximately $1.2 million in respect of Safeguard's capital contribution to the various funds managed by TL Ventures. TL Ventures paid Safeguard $100,000 in 2001 for management and operational services to TL Ventures and the funds and approximately $365,000 for the rental of office space. Safeguard has invested or committed a total of $66.5 million in the seven TL Ventures and EnerTech Capital funds. Safeguard owns less than 7% of the partnership interests of each of these funds.

Safeguard owns approximately 14% of the outstanding common stock of Internet Capital Group, Inc. and received approximately $459,000 in rent for office space leased to Internet Capital during 2001. Walter Buckley, a director of Safeguard, is a director and executive officer of Internet Capital Group, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Audit Committee") has reviewed and discussed Safeguard's audited consolidated financial statements for fiscal 2001 with our management. The Audit Committee has discussed with KPMG LLP ("KPMG"), our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Safeguard's Annual Report on Form 10-K for fiscal 2001.

Each member of the Audit Committee qualifies as independent under the rules of the NYSE. The Audit Committee has adopted a charter which was attached to the 2001 proxy statement.

Audit Fees. The aggregate fees billed by Safeguard's independent auditors for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2001, as well as for the review of our consolidated financial statements included in Safeguard's Quarterly Reports on Form 10-Q during 2001, totaled $1,162,000 (excluding expenses reimbursed by Safeguard).

Financial Information Systems Design and Implementation Fees. No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to Safeguard by our independent auditors for professional services in 2001.

All Other Fees. The only fees billed to Safeguard by its principal auditors during 2001 other than those described above related to services provided with regard to tax compliance and various miscellaneous matters, and such fees totaled $286,000. The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our principal auditors.

AUDIT COMMITTEE
Russell E. Palmer, Chairman
John W. Poduska, Sr.
Vincent G. Bell, Jr.*
Michael Emmi
Carl Yankowski
-------------------
* Former member of the Committee

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of Safeguard's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by Safeguard in any such filing.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP has been our independent certified public accountants since 1986. We intend to retain them for 2002. Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

                       [SAFEGUARD SCIENTIFICS, INC. LOGO]

                           800 THE SAFEGUARD BUILDING
                              435 DEVON PARK DRIVE
                                 WAYNE, PA 19087

                                 (610) 293-0600
                AUTOMATED INVESTOR RELATIONS LINE: (888) 733-1200
                         TOLL-FREE NUMBER (877) 506-7371

        FOR MORE INFORMATION ABOUT SAFEGUARD, PLEASE VISIT OUR WEBSITE AT
                                www.safeguard.com


       DIRECTIONS TO THE DESMOND GREAT VALLEY HOTEL AND CONFERENCE CENTER
                              One Liberty Boulevard
                                Malvern, PA 19355
                                 (610) 296-9800

 FROM PHILADELPHIA

 Take the Schuylkill Expressway (I-76) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed straight through the traffic light onto Liberty Boulevard. The hotel will be on the right.

 FROM SOUTH NEW JERSEY

 Take I-95 South to Route 322 West. Take 322 West to US Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The hotel will be on the left.

 FROM PHILADELPHIA AIRPORT

 Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed straight through the traffic light onto Liberty Boulevard. The hotel will be on the right.

 FROM WILMINGTON AND POINTS SOUTH (DELAWARE AND MARYLAND)

 Take I-95 to Route 202 North. Follow Route 202 North to the Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at the second light onto Liberty Boulevard. The hotel will be on the left.

 FROM HARRISBURG AND POINTS WEST

 Take PA Turnpike East to Exit 24, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed straight through traffic light onto Liberty Boulevard. The hotel will be on the right.

 FROM NEW YORK AND POINTS NORTH

 Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 24, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The hotel is on the right.

PROXY

                           SAFEGUARD SCIENTIFICS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Our board of directors is a vital resource. MAKE YOUR VOTE COUNT! No matter how many shares you hold, we consider your vote important and encourage you to vote as soon as possible.

When you sign and return this proxy card, you

- appoint Anthony L. Craig and N. Jeffrey Klauder, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 22, 2002, and at any adjournments of that meeting,

- authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

-   revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

                            * FOLD AND DETACH HERE *

                                                               Please mark   [X]
                                                               your votes as
                                                               indicated in
                                                               this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTORS.

1.  ELECTION OF DIRECTORS
    Nominees:
    01 Vincent G. Bell, Jr.
    02 Walter W. Buckley, III
    03 Anthony L. Craig
    04 Robert A. Fox
    05 Robert E. Keith, Jr.
    06 Jack L. Messman
    07 Russell E. Palmer
    08 John W. Poduska, Sr.


FOR   [ ]        WITHHELD   [ ]
ALL              FOR ALL

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.

To cumulate votes, write "cumulate for" in the space below, followed by the name of the nominee(s) and the number of votes to be cast for each nominee.


--------------------------------------------------------------------------------

SIGNATURE                                    SIGNATURE                                   DATE:
         -----------------------------------           ---------------------------------      ----------------

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. If shares are jointly owned, you must both sign. Include title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

                            * FOLD AND DETACH HERE *


                       [SAFEGUARD SCIENTIFICS, INC. LOGO]

                           800 The Safeguard Building
                              435 Devon Park Drive
                              Wayne, PA 19087-1945

                              Phone: (610) 293-0600
                              Toll-Free: (877) 506-7371
                              Fax: (610) 293-0601

                Automated Investor Relations Line: (888) 733-1200



================================================================================
            FOR THOSE OF YOU UNABLE TO ATTEND THE MEETING IN PERSON,
       WE INVITE YOU TO PARTICIPATE OVER THE INTERNET THROUGH OUR WEBSITE
                          AT http://www.safeguard.com.
================================================================================